Exhibit 99.1

Interactive Intelligence Reports Record Second Quarter Operating Results
Company posts 23 percent revenue increase

INDIANAPOLIS, July 25, 2006 - Interactive Intelligence Inc. (Nasdaq: ININ), a global developer of business communications software, today reported record operating results for its second quarter ending June 30, 2006.

Revenues in the second quarter of 2006 were $19.3 million, up 23 percent from $15.6 million in the second quarter of 2005, and up 7 percent compared to $17.9 million for the first quarter of 2006. Net income for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $962,000 with diluted earnings per share (EPS) of $0.05, compared to net income of $290,000 and EPS of $0.02 in the second quarter of 2005.

Excluding stock-based compensation expense, 2006 second quarter net income was $1.6 million with EPS of $0.09. A reconciliation of GAAP operating results to non-GAAP results, which exclude the recording of stock-based compensation expense for employee stock options, is included in an attached schedule.

Revenues for the six months ended June 30, 2006 were $37.2 million, up 23 percent from $30.2 million in the same period in 2005. Net income for the six months ended June 30, 2006, calculated in accordance with GAAP, was $2.0 million with EPS of $0.11, compared to $315,000 with EPS of $0.02 in the first half of 2005.

Excluding stock-based compensation expense, net income for the six months ended June 30, 2006 was $3.1 million, with EPS of $0.18. A reconciliation of GAAP operating results to non-GAAP results is included in an attached schedule.

Cash and short-term investments as of June 30, 2006 totaled $20.2 million, up from $15.1 million on Dec. 31, 2005, and cash flow from operating activities in the first six months of 2006 was $4.3 million, compared to the use of $63,000 from operations in the same period last year.

“These results mark not only a new quarterly revenue record, but our third consecutive quarter of more than 20 percent revenue growth and our tenth consecutive quarter of profitability,” said Interactive Intelligence CEO, Dr. Donald E. Brown. “Our operating margin was significantly higher than the same quarter last year. We believe we have good momentum moving into the second half of 2006 with exciting new product releases, innovative branding and lead generation campaigns, and a strong sales pipeline.”

New and add-on customer orders received in the second quarter included Bass Pro Shops, Brandhouse Beverages PTY Ltd. (a joint venture between Diageo and Heineken), Celtel International, Gauteng Shared Services Centre, ITV Direct, LTD, Mondial Assistance Netherlands, National FFA Organization, Shiseido America, SurfControl, Inc., XLNT Marketing, and others.

The company made two significant product announcements during the quarter. In May the company introduced a new workforce management software application, Interaction Optimizer™. According to industry analyst firm Yankee Group, the market for workforce management currently exceeds $200 million. “This is a strategic move for Interactive Intelligence with great potential,” said Yankee Group senior analyst, Ken Landoline. “Many smaller and mid-sized contact centers have never made the investment because of the perceived complexity of integrating workforce management with the ACD. Interaction Optimizer offers advanced features such as multimedia support and makes the deployment very easy for customers”.

In June Interactive Intelligence released an enhanced version of its multi-site call routing software essential for companies experiencing increased demand for cost-effective disaster recovery strategies. According to a recent Gartner report, “some high visibility disasters (for example, Hurricane Katrina) and the continued pressure of compliance and regulation have increased the pressure on mid-market CIOs to find a way to make their businesses more resilient” (Midsize Businesses Spending In New Technology Areas, James A. Browning, July 13, 2006).

Interactive Intelligence also continued to receive recognition as a leader in the voice over IP market. In addition to certifying the company’s IP-based contact center automation software, independent test lab, Miercom, praised this solution in a June Business Communications Review article, saying, “In Interactive's case, SIP is not only the de facto open standard for VoIP, but the latest enabler of new, productivity-enhancing communications applications.”

Second quarter awards included Network Computing magazine's Well-Connected Award for the company's unified communications and messaging software. In addition, the company was ranked for the third year in a row among Network World magazine's top 200 network companies in North America with a compound annual growth rate from 2001 to 2005 exceeding that of its three largest competitors.

Interactive Intelligence will host a conference call today at 4:30 p.m. EDT, featuring Dr. Donald E. Brown and the company’s chief financial officer, Stephen R. Head. There will be a live Q&A session following opening remarks. The teleconference is expected to last approximately 45 minutes.

To access the teleconference, please dial 1 800.633.8414 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence second quarter earnings call.”

The teleconference will also be broadcast live on the company's investor relations' page at http://www.inin.com/investors. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) offers business communications software solutions for contact center automation, enterprise IP telephony, unified communications, and self-service automation. The company was founded in 1994 and has more than 2,000 customers worldwide. Recent awards include the 2006 Network World 200, CRM Magazine’s 2006 Rising Star Excellence Award, Network Computing Magazine’s 2006 Well-Connected Award, Software Magazine’s 2005 Top 500 Global Software and Services Companies, Miercom’s 2005 Best Integrated Multimedia IP Contact Center product award, and Frost & Sullivan’s 2005 Excellence in Technology of the Year Award. Interactive Intelligence employs more than 400 people and is headquartered in Indianapolis. The company has 12 offices throughout North America, Europe and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability, to manage successfully its growth and increasingly complex third party relationships, to maintain successful relationships with its current and any new resellers, to maintain and improve its current products and to develop new products and to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q.

This release includes non-GAAP amounts as shown in the Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations, which excludes stock-based compensation expense for employee stock options. This non-GAAP reconciliation includes non-GAAP line items, including net income and per share data. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. As Interactive Intelligence begins to apply FAS 123R, it believes that it is useful to investors to understand how the compensation expense associated with the application of FAS 123R is reflected on its statement of operations. Interactive Intelligence’s management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Interactive Intelligence’s management further believes the adjustment used in calculating non-GAAP results are based on specific, identified charges that impact different line items in the statements of operations, and that it is useful to investors to know how these specific line items in the statements of operations are affected. Further, Interactive Intelligence believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with the prior period because the prior period did not include stock-based compensation expense related to employee stock options. In addition, Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its competitors in the software industry. Because the stock-based compensation expense can vary significantly between companies, it is useful to compare results without these costs. For its internal budgets, Interactive Intelligence’s management uses financial statements that do not include stock-based compensation expense related to employee stock options.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,853	$11,551
Short-term investments	6,316	3,576
Accounts receivable, net	15,213	14,927
Prepaid expenses	4,251	2,939
Other current assets	1,169	789
Total current assets	40,802	33,782
Property and equipment, net	4,177	4,013
Other assets, net	634	603
Total assets	$45,613	$38,398

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,528	$6,676
Accrued compensation and related expenses	2,293	1,906
Deferred product revenues	6,118	5,195
Deferred services revenues	17,969	16,828
Total current liabilities	32,908	30,605
Shareholders’ equity:
Preferred stock	--	--
Common stock	165	161
Additional paid-in capital	68,760	65,826
Accumulated deficit	(56,220)	(58,194)
Total shareholders’ equity	12,705	7,793
Total liabilities and shareholders’ equity	$45,613	$38,398

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Product	$9,586	$8,596	$18,447	$16,482
Services	9,667	7,026	18,736	13,733
Total revenues	19,253	15,622	37,183	30,215
Cost of revenues:
Product	2,033	1,108	3,366	1,874
Services	3,315	2,703	6,459	5,410
Total cost of revenues	5,348	3,811	9,825	7,284
Gross profit	13,905	11,811	27,358	22,931
Operating expenses:
Sales and marketing	6,855	6,146	13,734	12,000
Research and development	3,221	3,212	6,262	6,407
General and administrative	2,833	2,035	5,367	4,056
Total operating expenses	12,909	11,393	25,363	22,463
Operating income	996	418	1,995	468
Other income (expense):
Interest income, net	116	62	220	113
Other expense, net	(12)	(136)	(64)	(182)
Total other income (expense)	104	(74)	156	(69)
Income before income taxes	1,100	344	2,151	399
Income taxes	138	54	177	84
Net income	$962	$290	$1,974	$315

Net income per share:
Basic	$0.06	$0.02	$0.12	$0.02
Diluted	$0.05	$0.02	$0.11	$0.02

Shares used to compute net income per share:
Basic	16,433	16,015	16,343	15,986
Diluted	18,070	16,685	17,652	16,608

Stock-based compensation expense for employee stock options by category:
Cost of services	$39	$--	$78	$--
Sales and marketing	264	--	549	--
Research and development	61	--	110	--
General and administrative	304	--	420	--
	$668	$--	$1,157	$--

Interactive Intelligence, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three months ended
	June 30, 2006			June 30,
	GAAP	Adjustments	Non-GAAP	2005

Revenues:
Product	$9,586	$--	$9,586	$8,596
Services	9,667	--	9,667	7,026
Total revenues	19,253	--	19,253	15,622
Cost of revenues:
Product	2,033	--	2,033	1,108
Services	3,315	(39)	3,276	2,703
Total cost of revenues	5,348	(39)	5,309	3,811
Gross profit	13,905	39	13,944	11,811
Operating expenses:
Sales and marketing	6,855	(264)	6,591	6,146
Research and development	3,221	(61)	3,160	3,212
General and administrative	2,833	(304)	2,529	2,035
Total operating expenses	12,909	(629)	12,280	11,393
Operating income	996	668	1,664	418
Other income (expense):
Interest income, net	116	--	116	62
Other expense, net	(12)	--	(12)	(136)
Total other income (expense)	104	--	104	(74)
Income before income taxes	1,100	668	1,768	344
Income taxes	138	--	138	54
Net income	$962	$668	$1,630	$290

Net income per share:
Basic	$0.06	$0.04	$0.10	$0.02
Diluted	$0.05	$0.04	$0.09	$0.02

Shares used to compute net income per share:
Basic	16,433	--	16,433	16,015
Diluted	18,070	--	18,070	16,685

Note: The Company’s Consolidated Statement of Operations prior to 2006 did not include stock-based compensation expense related to employee stock options because the Company did not apply FAS 123R prior to 2006. The Company adopted FAS 123R in 2006 on a modified prospective basis as permitted by the standard.

Interactive Intelligence, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Six months ended
	June 30, 2006			June 30,
	GAAP	Adjustments	Non-GAAP	2005

Revenues:
Product	$18,447	$--	$18,447	$16,482
Services	18,736	--	18,736	13,733
Total revenues	37,183	--	37,183	30,215
Cost of revenues:
Product	3,366	--	3,366	1,874
Services	6,459	(78)	6,381	5,410
Total cost of revenues	9,825	(78)	9,747	7,284
Gross profit	27,358	78	27,436	22,931
Operating expenses:
Sales and marketing	13,734	(549)	13,185	12,000
Research and development	6,262	(110)	6,152	6,407
General and administrative	5,367	(420)	4,947	4,056
Total operating expenses	25,363	(1,079)	24,284	22,463
Operating income	1,995	1,157	3,152	468
Other income (expense):
Interest income, net	220	--	220	113
Other expense, net	(64)	--	(64)	(182)
Total other income (expense)	156	--	156	(69)
Income before income taxes	2,151	1,157	3,308	399
Income taxes	177	--	177	84
Net income	$1,974	$1,157	$3,131	$315

Net income per share:
Basic	$0.12	$0.07	$0.19	$0.02
Diluted	$0.11	$0.07	$0.18	$0.02

Shares used to compute net income per share:
Basic	16,343	--	16,343	15,986
Diluted	17,652	--	17,652	16,608

Note: The Company’s Consolidated Statement of Operations prior to 2006 did not include stock-based compensation expense related to employee stock options because the Company did not apply FAS 123R prior to 2006. The Company adopted FAS 123R in 2006 on a modified prospective basis as permitted by the standard.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended June 30,
	2006	2005
Operating activities:
Net income	$1,974	$315
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	867	1,143
Stock-based compensation expense	1,166	61
Loss on disposal of fixed assets	4	--
Changes in operating assets and liabilities:
Accounts receivable	(286)	(2,959)
Prepaid expenses	(1,312)	(11)
Other current assets	(380)	147
Other assets	(31)	(36)
Accounts payable and accrued liabilities	(148)	(938)
Accrued compensation and related expenses	387	190
Deferred product revenues	923	(7)
Deferred services revenues	1,141	2,032
Net cash provided (used ) by operating activities	4,305	(63)

Investing activities:
Purchases of property and equipment	(1,035)	(1,227)
Purchases of available-for-sale investments	(6,829)	--
Sale of available-for-sale investments	4,089	--
Net cash used by investing activities	(3,775)	(1,227)

Financing activities:
Proceeds from issuance of common stock	96	111
Proceeds from stock options exercised	1,676	215
Net cash provided by financing activities	1,772	326

Net increase (decrease) in cash and cash equivalents	2,302	(964)
Cash and cash equivalents, beginning of period	11,551	14,603
Cash and cash equivalents, end of period	$13,853	$13,639

Cash paid for interest	$7	$8
Cash paid for taxes	159	180